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                                                                     Exhibit (r)

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                                Power of Attorney

                                 James J. Reilly
                                 Vice President

     KNOW ALL MEN BY THESE PRESENTS, that I, James J. Reilly, a Vice President of General American Life Insurance Company, a Missouri company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., Gina C. Sandonato and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 in connection with the registration of guarantees relating to the variable contracts listed below:

     . First MetLife Investors Variable Annuity Account One (Class C File No. 333-96795, Class L and Class L - 4 Year File No. 333-96785, Class XC File No. 333-96777, Class VA, Class AA, and Class B File No. 333-96773, Class A File No. 333-96775, First COVA VA, Custom Select, Russell Select and Class VA, Class AA and Class B File No. 033-74174),

     . MetLife Investors Variable Annuity Account One (Class C File No. 333-59864, Class A File No. 333-54358, Class L and Class L - 4 Year File No. 333-52272, Class VA, Class AA and Class B File No. 333-50540, Class XC File No. 333-51950, Navigator-Select, Custom-Select, Russell-Select File No. 333-34741, COVA Variable Annuity, Firstar Summit Variable Annuity, Premier Advisor Variable Annuity, Destiny Select Variable Annuity, Prevail Variable Annuity File No. 033-39100, Series A File No. 333-90405, COVA Variable Annuity SPDA File No. 033-14979),

     . MetLife Investors Variable Life Account One (Class VL File No. 333-69522, Custom Select VUL File No. 333-83197, Custom Select JSVUL File No. 333-83165, Single Premium Variable Life File No. 333-17963),

     . MetLife Investors Variable Annuity Account Five (Class C File No. 333-138566, Class A File No. 333-138567, Class L and Class L - 4 Year File No. 333-138564, Class VA, Class AA, and Class B File No. 333-138563, Class XC File No. 333-138562, Navigator-Select Variable Annuity, Custom-Select Variable Annuity and Russell-Select Variable Annuity File No. 333-138569, Series A File No. 333-138572, COVA Variable Annuity File No. 333-138571),

     . MetLife Investors Variable Life Account Five (Class VL File No. 333-138575, Custom Select VUL File No. 333-138574, Custom Select JSVUL File No. 333-138573, Single Premium Variable Life File No. 333-138576)

     . Paragon Separate Account A (Group American Plus File No. 333-133699 and AFIS File No. 333-133674),

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     .    Paragon Separate Account B (Scudder Direct, Multi Manager Direct,
          Multi Manager II File No 333-133675, Scudder Commission, Multi Manager Commission, Morgan Stanley product, Putnam product, MFS product, Multi Manager Aon File No. 333-133671),

     . Paragon Separate Account C (Fidelity Direct File No. 333-133678 and Fidelity Commission File No. 333-133673),

     . Paragon Separate Account D (Joint Survivor VUL File No. 333-133698 and Individual Variable Life File No. 333-133672).

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of June, 2007.


                                             /s/ James J. Reilly
                                             -----------------------------------
                                             James J. Reilly